UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Leman Street London E1W 9US United Kingdom
(Address of principal executive offices) (Zip Code)

+44 20 3139 2910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

As previously disclosed, on April 5, 2024, Renalytix plc (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with DB Capital Partners Healthcare, L.P. (the “Purchaser”) pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”), 2,666,667 ordinary shares, nominal value £0.0025 per share (the “Initial Shares”).

In connection with the Registered Direct Offering, and pursuant to the Purchase Agreement, the Company granted the Purchaser an option (the “Option”) to purchase up to 7,811,696 additional ordinary shares at the offering price of $0.375 per ordinary share, with such option exercisable until April 17, 2024. On April 19, 2024, the Company and the Purchaser entered into a letter agreement (the “Letter Agreement”) which extended the exercise period of the Option to April 22, 2024. The Letter Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On April 18, 2024, the Purchaser partially exercised the option to purchase 1,333,334 ordinary shares (the “Subsequent Tranche Shares”). The net proceeds to the Company from the sale of the Subsequent Tranche Shares is approximately $0.5 million, before deducting estimated offering expenses payable by the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Thomas McLain as President

On April 17, 2024, Thomas McLain notified the Company that he will resign as President of the Company, effective April 30, 2024 (the “Separation Date”). Upon his resignation, Mr. McLain, in accordance with the terms of his Severance Agreement dated April 17, 2024 (the "Severance Agreement"), will receive (i) his base salary for a period of six months following the Separation Date (the “Severance Period”); (ii) contributions to the cost of health care continuation under the COBRA benefits until the earliest of (a) April, 2025, (b) the date Mr. McLain becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment, or (c) the date that Mr. McLain ceases to be eligible for COBRA continuation coverage for any reason including plan termination; (iii) a pro rata portion of his annual bonus for the fiscal year ending June 30, 2024, (iv) with respect to those stock options that are already vested as of the Separation Date, the ability to exercise those stock options through the original term of the applicable stock option and (v) accelerated vesting of a portion of Mr. McLain's outstanding stock options equal to the number of stock options that would have vested if he had continued to be employed by the Company for 12 months following the Separation Date, which will become vested as of the Separation Date. Mr. McLain’s receipt of these benefits is contingent upon Mr. McLain's continued compliance with ongoing obligations provided for under the Severance Agreement, including non-disparagement obligations and a general release of claims. The foregoing description of the Severance Agreement is qualified by reference to the Severance Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

(c)(e) Appointment of Howard Doran as President

On April 23, 2024, the Company’s Board of Directors (the “Board”) appointed Howard Doran, currently the Company’s Chief Business Officer, to serve as the Company’s President, effective as of April 30, 2024.

Biographical information about Mr. Doran is contained in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on November 13, 2023 and is incorporated herein by reference. There are no related party transactions between Mr. Doran and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Doran and any of the Company’s directors or other executive officers.

In connection with Mr. Doran’s appointment, the Board approved, at the recommendation of the Compensation Committee of the Board, certain changes to Mr. Doran's compensation upon the effectiveness of his promotion to President, including an increase in Mr. Doran's annual base salary to $350,000 from $300,000. Except as set forth above, all other terms and conditions of Mr. Doran's existing offer letter remain in full force and effect.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held a general meeting of shareholders (the “GM”) on April 22, 2024. Each of the proposals set forth below were voted on and duly passed on a poll at the GM, as set forth below. Detailed descriptions of these proposals and of the voting procedures applied at the GM are contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2024.

There were 50,833,540 ordinary shares of the Company represented in person or by proxy at the GM, constituting approximately 40.27% of the issued and outstanding ordinary shares on April 18, 2024. Proxy appointments which gave the Chairman of the meeting discretion have been included in the “For” total. In accordance with the terms of the deposit agreement by and among the Company, Citibank, N.A. as depositary and holders and beneficial owners of ADSs dated July 21, 2020 and as amended to date, holders of ADSs who did not provide the depositary bank with voting instructions on or before the specified deadline were deemed to have instructed the depositary bank to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the GM and the voting results below reflect that. A vote withheld/abstain is not a vote in law and is not counted in the calculation of votes for or against a resolution.

Proposal 1 – To authorize the allotment of ordinary shares of £0.0025 each in the capital of the Company up to an aggregate nominal amount of £67,039.6025 (26,815,841 ordinary shares) (the “Second Tranche Placing Shares”).

For	Against	Vote Withheld
50,091,780	621,329	120,431

Proposal 2 – To authorize the allotment of shares and the grant of rights to subscribe for, or convert any security into, shares of the Company up to an aggregate nominal amount of £128,391 and the allotment of further equity securities up to an aggregate nominal amount of £122,277 in connection with a pre-emptive offer in favor of shareholders.

For	Against	Vote Withheld
45,880,130	4,832,979	120,431

Proposal 3 – Subject to and conditional upon the passing of Proposal 1, to authorize (i) the disapplication of statutory pre-emption rights for the issue and allotment of the Second Tranche Placing Shares and (ii) shareholder approval pursuant to the Nasdaq 20% Rule.

For	Against	Vote Withheld
50,072,092	641,404	120,044

Proposal 4 – Subject to and conditional upon the passing of Proposal 2, to authorize the disapplication of pre-emption rights limited to shares of a maximum aggregate nominal amount of £128,391.

For	Against	Vote Withheld
45,853,622	4,859,914	120,004

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1	Letter Agreement, dated April 19, 2024, by and between the Company and DB Capital Partners Healthcare, L.P.
10.2	Separation Agreement, dated April 17, 2024, by and between the Company and Tom McLain
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

renalytix plc

Dated: April 23, 2024	By:	/s/ James McCullough
James McCullough Chief Executive Officer